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                                                                    EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




iNTELEFILM Corporation
Minneapolis, Minnesota

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2000, except for notes 8 and 10 dated March 17, 2000, relating to the consolidated financial statements of iNTELEFILM Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.


/s/ BDO SEIDMAN, LLP
BDO SEIDMAN, LLP

Milwaukee, Wisconsin
June 23, 2000.